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Exhibit 23





INDEPENDENT AUDITORS' CONSENT
-----------------------------


The Sands Regent:


We consent to the incorporation by reference in Registration Statement No. 33-59574 of the Sands Regent on Form S-8 of our reports dated August 11, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 1995.



[SIG]


Deloitte & Touche LLP
Reno, Nevada
September 28, 1995